Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR THE FOURTH fiscal quarter AND YeAR ENDED June 30, 2020

Annual results exceed management expectations given impact of COVID-19

Reports record quarterly revenues of $275.5 million,

Net revenues of $50.1 million,

Net income of $4.7 million, and record

Adjusted EBITDA of $13.1 million

BELLEVUE, WA September 28, 2020 – Radiant Logistics, Inc. (NYSE American: RLGT), a third-party logistics and multimodal transportation services company, today reported financial results for the three and twelve months ended June 30, 2020.

Financial Highlights – Three Months Ended June 30, 2020

•	Revenues reported at a record $275.5 million for the fourth fiscal quarter ended June 30, 2020, compared to revenues of $204.6 million for the comparable prior year period.
•	Net revenues reported at $50.1 million for the fourth fiscal quarter ended June 30, 2020, compared to net revenues of $58.5 million for the comparable prior year period.
•

Net income attributable to common stockholders reported at $4.7 million, or $0.09 per basic and fully diluted share, compared to net income attributable to common stockholders of $4.5 million, or $0.09 per basic and fully diluted share for the comparable prior year period.

•

Adjusted net income attributable to common stockholders, a non-GAAP financial measure, reported at a record $8.9 million, or $0.18 per basic and fully diluted share for the fourth fiscal quarter ended June 30, 2020, compared to adjusted net income attributable to common stockholders of $7.5 million, or $0.15 per basic and fully diluted share for the comparable prior year period. Adjusted net income attributable to common stockholders is calculated by applying a normalized tax rate of 24.5% and excluding other items not considered part of regular operating activities.

•	Adjusted EBITDA reported at a record $13.1 million for the fourth fiscal quarter ended June 30, 2020, compared to adjusted EBITDA of $11.0 million for the comparable prior year period.

CEO Bohn Crain comments on results, including impact of COVID-19

"I'm very proud of the Radiant Network and our collective response to challenges presented by the COVID pandemic,” said Bohn Crain, Founder and CEO of Radiant Logistics. “Since late March we have been focusing on delivering against four key objectives: ensuring the health and safety of our employees; providing supply chain continuity for our customers, operating partners and carriers; protecting the economic security of our people to the greatest extent possible; and taking the steps necessary to mitigate the impacts of the slowing economy on our own business. Although the pandemic has had a substantial negative impact on many of the industry verticals and customers that we serve, we are proud to be playing an active role in the fight against COVID-19: delivering personal protective equipment (“PPE”), food and beverage, consumer goods, technology and other essential products for our customers across North America and around the world. Our work, particularly in support of the movement of PPE, has helped us to achieve record results with $13.1 million in Adjusted EBITDA on $275.5 million in revenues for the quarter ended June 30, 2020.

We were fortunate to have entered this economic downturn with very low leverage on our balance sheet. In addition, we aggressively worked to preserve our liquidity: tabling any acquisition efforts, suspending our stock buy-back program, deferring discretionary technology investments, reducing our discretionary operating expenses and initiating a series of temporary workforce reductions. In the face of COVID, these proactive measures along with our work in in supporting essential businesses, has allowed us to continue to pay down our debt even further during the pandemic. As of June 30, 2020, we had $34.8 million of cash on hand and net debt of $17.1 million, less than half of our trailing twelve-month EBITDA, giving us additional financial flexibility to navigate any further market weakness as well as the ability to pursue new acquisition opportunities into the future.”

Crain continued, “Although the overall demand for transportation services has been significantly impacted, we are seeing slow and steady improvement across many industry verticals that we serve. With the diversity of our customers and service offerings, the strength of our balance sheet, the scalability of our technology and the commitment of our teammates, we are certainly optimistic about the economy and its ultimate recovery. As a result, we have begun to restore salaries of our employees, returned many of our furloughed employees to work and will be forever grateful to our team of employees and operating partners who have worked so resiliently to support our customers through this pandemic. In the months ahead, we will continue to closely monitor how we and the economy are progressing and look forward to re-engaging in acquisition opportunities and/or our stock buy-back activities as the opportunities present themselves.”

Fourth Fiscal Quarter Ended June 30, 2020 – Financial Results

For the three months ended June 30, 2020, Radiant reported net income attributable to common stockholders of $4.7 million on $275.5 million of revenues, or $0.09 per basic and fully diluted share. For the three months ended June 30, 2019, Radiant reported net income attributable to common stockholders of $4.5 million on $204.6 million of revenues, or $0.09 per basic and fully diluted share.

For the three months ended June 30, 2020, Radiant reported record adjusted net income attributable to common stockholders of $8.9 million, or $0.18 per basic and fully diluted share. For the three months ended June 30, 2019, Radiant reported adjusted net income attributable to common stockholders of $7.5 million, or $0.15 per basic and fully diluted share.

For the three months ended June 30, 2020, Radiant reported Adjusted EBITDA at a record $13.1 million, compared to $11.0 million for the comparable prior year period.

Year Ended June 30, 2020 – Financial Results

For the twelve months ended June 30, 2020, Radiant reported net income attributable to common stockholders of $10.5 million on $855.2 million of revenues, or $0.21 per basic and fully diluted share. For the twelve months ended June 30, 2019, Radiant reported net income attributable to common stockholders of $13.7 million on $890.5 million of revenues, or $0.28 per basic and $0.27 per fully diluted share.

For the twelve months ended June 30, 2020, Radiant reported adjusted net income attributable to common stockholders of $25.6 million, or $0.52 per basic and $0.50 per fully diluted share. For the twelve months ended June 30, 2019, Radiant reported adjusted net income attributable to common stockholders of $26.6 million or $0.54 per basic and $0.52 per fully diluted share.

For the twelve months ended June 30, 2020, Radiant reported Adjusted EBITDA of $38.3 million, compared to $40.8 million for the comparable prior year period.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Monday, September 28, 2020 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Monday, September 28, 2020 at 4:30 PM Eastern
DIAL-IN	US (844) 369-8770; Intl. (862) 298-0840
REPLAY	September 29, 2020 at 9:30 AM Eastern to October 12, 2020 at 4:30 PM Eastern, US (877) 481-4010;
Intl. (919) 882-2331 (Replay ID number: 36979)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or at https://www.webcaster4.com/Webcast/Page/2191/36979.

About Radiant Logistics (NYSE American: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a third-party logistics and multimodal transportation services company delivering advanced supply chain solutions through a network of company-owned and strategic operating partner locations across North America. Through its comprehensive service offering, Radiant provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains “forward-looking statements” within the meaning set forth in United States securities laws and regulations – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as “anticipate,” “believe,” “estimates,” “expect,” “future,” “intend,” “may,” “plan,” “see,” “seek,” “strategy,” or “will” or the negative thereof or any variation thereon or similar terminology or expressions. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. We have developed our forward-looking statements based on management’s beliefs and assumptions, which in turn rely upon information available to them at the time such statements were made. Such forward-looking statements reflect our current perspectives on our business, future performance, existing trends and information as of the date of this announcement. These include, but are not limited to, our beliefs about future revenue and expense levels, growth rates, prospects related to our strategic initiatives and business strategies, along with express or implied assumptions about, among other things: our continued relationships with our strategic operating partners; the performance of our historic business, as well as the businesses we have recently acquired, at levels consistent with recent trends and reflective of the synergies we believe will be available to us as a result of such acquisitions; our ability to successfully integrate our recently acquired businesses; our ability to locate suitable acquisition opportunities and secure the financing necessary to complete such acquisitions; transportation costs remaining in-line with recent levels and expected trends; our ability to mitigate, to the best extent possible, our dependence on current management and certain of our larger strategic operating partners; our compliance with financial and other covenants under our indebtedness; the absence of any adverse laws or governmental regulations affecting the transportation industry in general, and our operations in particular; the impact of COVID-19 on our operations and financial results; and such other factors that may be identified from time to time in our Securities and Exchange Commission (“SEC”) filings and other public announcements, including those set forth under the caption “Risk Factors” in our Form 10-K for the year ended June 30, 2020. In addition, the global economic climate and additional or unforeseen effects from the COVID-19 pandemic amplify many of these risks. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

Investor Contact: Radiant Logistics, Inc. Todd Macomber (425) 943-4541 tmacomber@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Jennifer Deenihan (425) 462-1094 jdeenihan@radiantdelivers.com

RADIANT LOGISTICS, INC.

Condensed Consolidated Balance Sheets

	June 30,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$34,841	$5,420
Accounts receivable, net of allowance of $1,990 and $1,887, respectively	71,838	93,123
Contract assets	16,312	17,777
Income tax receivable	780	506
Prepaid expenses and other current assets	16,817	8,066
Total current assets	140,588	124,892

Property, technology, and equipment, net	18,712	20,127

Goodwill	72,199	65,389
Intangible assets, net	51,192	55,742
Operating lease right-of-use assets	12,580	—
Deposits and other assets	4,769	1,560
Total other long-term assets	140,740	122,691
Total assets	$300,040	$267,710

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$65,003	$74,097
Operating partner commissions payable	9,131	12,891
Accrued expenses	6,538	6,224
Current portion of notes payable	3,800	3,687
Current portion of operating lease liability	6,121	—
Current portion of finance lease liability	688	683
Other current liabilities	308	465
Total current liabilities	93,716	98,422

Notes payable, net of current portion	48,091	30,047
Operating lease liability, net of current portion	7,192	—
Finance lease liability, net of current portion	2,476	3,161
Deferred income taxes	7,484	7,838
Deferred rent liability	—	862
Other long-term liabilities	93	100
Total long-term liabilities	68,149	42,008
Total liabilities	161,865	140,430

Stockholders' equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 50,188,486 and 49,678,262 shares issued, and 49,555,639 and 49,586,464 shares outstanding, respectively	32	31
Additional paid-in capital	102,214	100,186
Treasury stock, at cost, 632,847 and 91,798 shares, respectively	(2,749)	(253)
Retained earnings	37,424	26,883
Accumulated other comprehensive income	445	187
Total Radiant Logistics, Inc. stockholders’ equity	137,366	127,034
Non-controlling interest	809	246
Total equity	138,175	127,280
Total liabilities and equity	$300,040	$267,710

RADIANT LOGISTICS, INC.

Condensed Consolidated Statements of Comprehensive Income

	Three Months Ended June 30,		Year Ended June 30,
(In thousands, except share and per share data)	2020	2019	2020	2019
Revenues	$275,506	$204,648	$855,197	$890,517

Operating expenses:
Cost of transportation and other services	225,405	146,123	645,824	660,416
Operating partner commissions	15,922	26,245	85,821	102,553
Personnel costs	13,192	15,119	57,679	60,375
Selling, general and administrative expenses	7,181	7,005	29,548	28,463
Depreciation and amortization	4,157	3,914	16,571	15,209
Transition, lease termination, and other costs	172	—	500	(11)
Change in fair value of contingent consideration	1,700	(25)	1,752	(1,207)
Total operating expenses	267,729	198,381	837,695	865,798

Income from operations	7,777	6,267	17,502	24,719

Other income (expense):
Interest income	9	13	59	50
Interest expense	(815)	(678)	(2,885)	(3,023)
Foreign currency transaction gain (loss)	(244)	(9)	(125)	160
Change in fair value of interest rate swap contracts	600	—	600	—
Other	206	17	370	274
Total other expense	(244)	(657)	(1,981)	(2,539)

Income before income taxes	7,533	5,610	15,521	22,180

Income tax expense	(1,307)	(1,007)	(3,157)	(4,800)

Net income	6,226	4,603	12,364	17,380
Less: net income attributable to non-controlling interest	(1,561)	(142)	(1,823)	(1,034)

Net income attributable to Radiant Logistics, Inc.	4,665	4,461	10,541	16,346
Less: preferred stock dividends	—	—	—	(956)
Less: issuance costs for preferred stock redemption	—	—	—	(1,659)

Net income attributable to common stockholders	$4,665	$4,461	$10,541	$13,731

Other comprehensive income:
Foreign currency translation gain	(419)	(214)	258	1
Comprehensive income	$5,807	$4,389	$12,622	$17,381

Income (loss) per share attributable to common stockholders:
Basic	$0.09	$0.09	$0.21	$0.28
Diluted	$0.09	$0.09	$0.21	$0.27

Weighted average common shares outstanding:
Basic	49,398,826	49,572,399	49,600,506	49,497,007
Diluted	50,566,683	51,391,691	51,091,799	51,082,652

Reconciliation of Non-GAAP Measures

RADIANT LOGISTICS, INC.

Reconciliation of Total Revenues to Net Revenues, Net Income Attributable to Common Stockholders
to Adjusted Net Income Attributable to Common Stock, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

(unaudited)

As used in this report, Net Revenues, Adjusted Net Income Attributable to Common Stockholders, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Net Revenues, Adjusted Net Income Attributable to Common Stockholders, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income Attributable to Common Stockholders, management uses a 24.5% tax rate to calculate the provision for income taxes before preferred dividend requirement to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income Attributable to Common Stockholders, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include income taxes, depreciation and amortization, change in fair value of contingent consideration, transition costs, lease termination costs, acquisition related costs, litigation costs, amortization of debt issuance costs, and issuance costs for preferred stock redemption.

We commonly refer to the term “net revenues” when commenting about our Company and the results of operations. Net revenues are a Non-GAAP measure calculated as revenues less directly related operations and expenses attributed to the Company’s services. We believe net revenues are a better measurement than are total revenues when analyzing and discussing the effectiveness of our business and is used as a portion of a key metric the Company uses to discuss its progress.

EBITDA is a non-GAAP measure of income and does not include the effects of preferred stock dividends, redemption of preferred stock, interest and taxes, and excludes the “non-cash” effects of depreciation and amortization on long-term assets. Companies have some discretion as to which elements of depreciation and amortization are excluded in the EBITDA calculation. We exclude all depreciation charges related to technology and equipment, and all amortization charges (including amortization of leasehold improvements). We then further adjust EBITDA to exclude changes in fair value of contingent consideration, expenses specifically attributable to acquisitions, transition and lease termination costs, foreign currency transaction gains and losses, extraordinary items, share-based compensation expense, litigation expenses unrelated to our core operations, MM&D start-up costs and other non-cash charges. While management considers EBITDA, and adjusted EBITDA useful in analyzing our results, it is not intended to replace any presentation included in our consolidated financial statements.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Net Revenues, Adjusted Net Income Attributable to Common Stockholders, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin should not be considered in isolation or as a substitute for any of the consolidated statements of operations prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

(In thousands)	Three Months Ended June 30,		Year Ended June 30,
Net Revenues (Non-GAAP measure)	2020	2019	2020	2019
Total revenues	$275,506	$204,648	$855,197	$890,517
Cost of transportation and other services	225,405	146,123	645,824	660,416

Net revenues	$50,101	$58,525	$209,373	$230,101
Net margin	18.2%	28.6%	24.5%	25.8%

(In thousands)	Three Months Ended June 30,		Year Ended June 30,
Reconciliation of GAAP net income to adjusted EBITDA	2020	2019	2020	2019
Net income attributable to common stockholders	$4,665	$4,461	$10,541	$13,731
Preferred stock dividends	—	—	—	956
Issuance costs for preferred stock redemption	—	—	—	1,659

Net income attributable to Radiant Logistics, Inc.	$4,665	$4,461	10,541	16,346
Income tax expense	1,307	1,007	3,157	4,800
Depreciation and amortization	4,157	3,914	16,571	15,209
Net interest expense	806	665	2,826	2,973

EBITDA	10,935	10,047	33,095	39,328

Share-based compensation	358	408	1,663	1,612
Change in fair value of contingent consideration	1,700	(25)	1,752	(1,207)
Acquisition related costs	82	223	577	316
Litigation costs	229	221	1,061	754
Transition, lease termination, and other costs	199	128	586	117
Change in fair value of interest rate swap contracts	(600)	—	(600)	—
Foreign currency transaction loss (gain)	245	9	125	(160)

Adjusted EBITDA	$13,148	$11,011	$38,259	$40,760
Adjusted EBITDA margin (Adjusted EBITDA as a % of Net Revenues)	26.2%	18.8%	18.3%	17.7%

(In thousands, except share and per share data)	Three Months Ended June 30,		Year Ended June 30,
Reconciliation of GAAP net income to adjusted net income attributable to common stockholders	2020	2019	2020	2019
GAAP net income attributable to common stockholders	$4,665	$4,461	$10,541	$13,731
Adjustments to net income:
Income tax expense	1,307	1,007	3,157	4,800
Depreciation and amortization	4,157	3,914	16,571	15,209
Change in fair value of contingent consideration	1,700	(25)	1,752	(1,207)
Acquisition related costs	82	223	577	316
Litigation costs	229	221	1,061	754
Transition, lease termination, and other costs	199	128	586	117
Change in fair value of interest rate swap contracts	(600)	—	(600)	—
Amortization of debt issuance costs	27	55	305	226
Issuance costs for preferred stock redemption	—	—	—	1,659

Adjusted net income attributable to common stockholders before income taxes	11,766	9,984	33,950	35,605

Provision for income taxes at 24.5% before preferred dividend requirement	(2,883)	(2,446)	(8,318)	(8,957)

Adjusted net income attributable to common stockholders	$8,883	$7,538	$25,632	$26,648

Adjusted net income per common share:
Basic	$0.18	$0.15	$0.52	$0.54
Diluted	$0.18	$0.15	$0.50	$0.52

Weighted average common shares outstanding:
Basic	49,398,826	49,572,399	49,600,506	49,497,007
Diluted	50,566,683	51,391,691	51,091,799	51,082,652